EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oakridge International Corporation a Nevada corporation (the "Company") on Form 10-Q for the six months period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sau Shan Ku, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Oakridge International Corporation, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: February 17, 2009 /s/ Sau Shan KU Sau Shan KU (Chief Financial Officer and Chief Executive Officer)